Exhibit 21


             LIST OF SUBSIDIARIES OF COEUR D'ALENE MINES CORPORATION


The following subsidiaries of Coeur d'Alene Mines Corporation as of December 31, 2002, are wholly owned.

     Name of Subsidiary                     State/Country of Incorporation
     ------------------                     ------------------------------

Coeur Australia, Inc.                               Australia
Coeur Rochester, Inc.                               Delaware
Coeur Bullion Corporation                           Idaho
Coeur Explorations, Inc.                            Idaho
Coeur Alaska, Inc.                                  Delaware
Coeur Silver Valley Inc.                            Delaware
CDE Chilean Mining Corporation                      Delaware
CDE Mexico, S.A. de C.V                             Mexico
Callahan Mining Corporation                         Arizona
Compania Minera CDE Cerro Bayo Limitada             Chile
Compania Minera CDE Petorca                         Chile
Compania Minera Polimet S.A.                        Argentina
Empresa Minera Manquisi                             Bolivia
Earthworks Technology, Inc.                         Delaware



The following is a list of the subsidiaries of Callahan Mining Corporation:
Name of Subsidiary: Coeur New Zealand, Inc.
State of Incorporation: Delaware
Percentage of Ownership: 100%